Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dynex Capital, Inc.
Glen Allen, Virginia
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-22859, 333-10783, 333-10587, 333-172981 and 335-173551) and Form S-8 (Nos. 333-159426 and 333-159427) of Dynex Capital, Inc. of our reports dated March 7, 2013, relating to the consolidated financial statements, and the effectiveness of Dynex Capital, Inc.'s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

BDO USA, LLP
Richmond, Virginia
March 7, 2013